Exhibit 15

Sun Life Financial Inc.2 (Canada - Life Insurance) – Listing of Subsidiaries of Sun Life Financial Inc.

Name of Subsidiary Company of Sun Life Financial Inc.	Incorporated	Shares	Principal Business
Sun Life Financial Inc. - United States Operations
SL Finance 2007-1, Inc.	Canada	100%
Sun Life Financial Global Funding III, L.P.	Delaware	99%	Limited Purpose Co.
Sun Life Financial Global Funding III, U.L.C.	Nova Scotia	100%	Limited Purpose Co.
Sun Life Financial Global Funding III, L.L.C.	Delaware	100%	Limited Purpose Co.
Sun Life Financial Inc. – Foreign Operations
2109578 Ontario Inc.	Ontario	100%	Holding Co.
Sun Life Financial Global Funding III, L.P.	Delaware	1%	Limited Purpose Co.
6183271 Canada Inc.	Canada	100%	Holding Co.
6183298 Canada Inc.	Canada	100%	Holding Co.
6324983 Canada Inc.	Canada	100%	Holding Co.
6560016 Canada Inc.	Canada	0.05%	Holding Co.
6828141 Canada Inc.	Canada	100%	Holding Co.
7720017 Canada Inc.	Canada	100%	Holding Co.
Sun Life (Barbados) Holdings No. 1 Limited	Barbados	100%	Holding Co.
Sun Life (Barbados) Holdings No. 2 Limited	Barbados	100%	Holding Co.
Sun Life (Barbados) Holdings No. 4 Limited	Barbados	100%	Holding Co.
Sun Life (Barbados) Holdings No. 5 Limited	Barbados	100%	Holding Co.
Sun Life 2007-1 Financing Corp.	Canada	100%	Holding Co.
Sun Life (Luxembourg) Finance No. 1 Sarl	Luxembourg	100%	Other
Sun Life Financial Reinsurance (Barbados) Limited	Barbados	100%	Insurance
Sun Life Global Investments Inc. – United States Operations	Canada	100%	Holding Co.
Sun Life Assurance Company of Canada - U.S. Operations Holdings, Inc.	Delaware	100%	Holding Co.
SL Investment 2007-1 ULC	Nova Scotia	100%	Limited Purpose Co.
Sun Capital Advisers LLC	Delaware	100%	Investment Adv.
Sun Life Financial (Japan), Inc.	Delaware	100%	Other
Sun Life Financial (U.S.) Holdings, Inc.	Delaware	100%	Holding Co.
Sun Life Financial (U.S.) Investments LLC	Delaware	100%	Holding Co.
Sun Life of Canada (U.S.) Financial Services Holdings, Inc.	Delaware	99.83%	Holding Co.
Massachusetts Financial Services Company	Delaware	92.57%	Investment Adv.
1924 Capital Management, LLC	Delaware	100%	non-life regulated co.
MFS Development Funds, LLC	Delaware	100%	non-life regulated co.
MFS Fund Distributors, Inc.	Delaware	100%	Mutual Fund Dist.
MFS Heritage Trust Company	New Hampshire	100%	Trust Co.
MFS Institutional Advisors, Inc.	Delaware	100%	Inactive
3060097 Nova Scotia Company
MFS McLean Budden Limited	Canada
MFS International Singapore Pte.Ltd.	Singapore	100%
MFS International Ltd.	Bermuda	100%	Offshore Fund Mgr.
MFS do Brasil Desenvolvimento de Mercado Ltda.	Brazil	100%	Offshore Marketing
MFS International (Hong Kong) Limited	Hong Kong	100%	non-life regulated co.
MFS International (U.K.) Limited	England/Wales	100%	Offshore Fund Mgr.
MFS Investment Management Company (LUX) S.a.r.l.	Luxembourg	100%	Investment Mgr.
MFS Investment Management K.K.	Japan	100%	Investment Adv.
MFS Service Center, Inc.	Delaware	100%	Transfer Agent
Sun Life of Canada (U.S.) Holdings, Inc.	Delaware	100%	Holding Co.
Dental Holdings, Inc.	Connecticut	100%	Holding Co.
California Benefits Dental Plan	California	100%	Manufacturing
Independence Life and Annuity Company1	Delaware	100%	Insurance
Independence Variable Life Separate Account1	Delaware		VLI
Independence Variable Annuity Separate Account	Delaware		Inactive
Professional Insurance Company	Texas	100%	Insurance
Sun Canada Financial Co.	Delaware	100%	Private Placements
Sun Life Administrators (U.S.), Inc.	Delaware	100%	Manufacturing
Sun Life Assurance Company of Canada (U.S.) 2	Delaware	100%	Insurance
Sun Life of Canada (U.S.) Variable Account A1	Delaware		Inactive
Sun Life of Canada (U.S.) Variable Account B1	Delaware		Inactive
Sun Life of Canada (U.S.) Variable Account C1	Delaware		VA
Sun Life of Canada (U.S.) Variable Account D1	Delaware		VA
Sun Life of Canada (U.S.) Variable Account E1	Delaware		VUL
Sun Life of Canada (U.S.) Variable Account F1	Delaware		VA
Sun Life of Canada (U.S.) Variable Account G1	Delaware		VUL
Sun Life of Canada (U.S.) Variable Account I1	Delaware		VUL
Sun Life of Canada (U.S.) Variable Account K1	Delaware		VA
Capital Appreciation Variable Account1	Delaware		VA
Government Securities Variable Account1	Delaware		VA
High Yield Variable Account1	Delaware		VA
Money Market Variable Account1	Delaware		VA
Total Return Variable Account1	Delaware		VA
World Governments Variable Account1	Delaware		VA
KMA Variable Account1	Rhode Island		VA
Keyport Variable Account I1	Rhode Island		VLI
Keyport Variable Account A1	Rhode Island		VA
7101 France Avenue Manager, LLC	Delaware	100%	Real Estate Mgt.
7101 France Avenue, LLC	Delaware	100%	Real Estate Mgt.
Clarendon Insurance Agency, Inc.	Massachusetts	100%	Broker/Dealer
Morehead Parking Facility, LLC		50%
SL Investment DELRE Holdings 2009-1, LLC	Delaware	100%	Real Estate
SLF Private Placement Investment Company I, LLC	Delaware	100%	Private Placements
Sun Life Insurance and Annuity Company of New York2	New York	100%	Insurance
Sun Life (N.Y.) Variable Account A1	New York		VA
Sun Life (N.Y.) Variable Account B1	New York		VA
Sun Life (N.Y.) Variable Account C1	New York		VA
Sun Life (N.Y.) Variable Account D1	New York		VUL
Sun Life (N.Y.) Variable Account J1	New York		VUL
Sun Life (N.Y.) Variable Account N1	New York		VA
KBL Variable Account A1	New York		VA
KBL Variable Annuity Account1	New York		VA
Sun MetroNorth, LLC	Delaware	100%	Real Estate Mgt.
Sun Life Financial (U.S.) Finance, Inc.	Delaware	100%	Other
Sun Life Financial (U.S.) Reinsurance Company	Vermont	100%	Reinsurer
Sun Life Financial (U.S.) Services Company, Inc.	Delaware	100%	Services Co.
Sun Life Financial Distributors, Inc.	Delaware	100%	Broker/Dealer
Sun Life Reinsurance (Barbados) No. 3 Corp.	Barbados	100%	Insurance
Sun Life Global Investments Inc. – Foreign Operations	Canada	100%	Holding Co.
Sun Life Global Investments (Canada) Inc.	Canada	100%	Holding Co.
Sun Life Assurance Company of Canada (including the United States Branch) – United Sates Operations	Canada	100%	Insurance
SL Investment Holdings 2008-1, LLC	Delaware	100%	Real Estate Mgt.
SL Investment PAR Holdings 2008-1, LLC	Delaware	100%	Real Estate Mgt.
SL Investment US-RE Holdings 2009-1, Inc.	Delaware	100%	Real Estate Mgt.
Sun 211 Commerce, LLC		100%
Sun 521 Morehead, LLC		100%
Sun Broad Street Inline Shops Member, LLC	Delaware	100%	Real Estate Mgt.
Sun Broad Street Inline Shops, LLC	Delaware	100%	Real Estate Mgt.
Sun Broad Street Outparcel Shops, LLC	Delaware	100%	Real Estate Mgt.
Sun Greenfield LLC	Delaware	100%	Real Estate Mgt.
Sun Life and Health Insurance Company (U.S.)	Connecticut	100%	Insurance
Sun Life Financial (Bermuda) Holdings, Inc.	Delaware	100%	Holding Co.
Sun Life Financial Insurance and Annuity Company (Bermuda) Ltd.	Bermuda	100%	Insurance
Sun Life Financial International Holdings (MC), LLC		100%
Sun Life Financial (Chile) S.A.	Chili	100%	Inactive
Sun Life Financial(Mauritius) Inc.	Mauritius	100%	Inactive/To be dissolved
Sun Sunset Plaza LLC	Delaware	100%	Real Estate Mgt.
Sun Life Assurance Company of Canada – Foreign Operations	Canada	100%	Insurance
6560016 Canada Inc.	Canada	99.95%	Holding Co.
Sun Life Reinsurance (Barbados) No. 2 Corp.	Barbados	100%	Insurance
6965083 Canada Inc.	Canada	100%	Real Estate
7037457 Canada Inc.	Canada	100%	Real Estate
7647913 Canada Inc.	Canada	100%	Holding Co.
7637930 Canada Inc.	Canada	100%	Holding Co.
Annemasse Boisbriand Holdings, L.P	Canada	1%
Amaulico Fund Ltd.	Canada	100%	Oil/Gas Holding Co.
Amaulico Ltd.	Canada	100%	Oil/Gas Holding Co.
Annemasse Boisbriand Holdings, L.P	Canada	99%	Holding Co.
Faubourg Boisbriand Shopping Centre G.P.Inc.	Canada	50%
Faubourg Boisbriand Shopping Centre L.P.	Canada	49%
Faubourg Boisbriand Shopping Centre Holdings Inc.	Canada	100%
BestServe Financial Limited	Hong Kong	100%	Financial Admin. Svs.
Canadian Environmental Energy Corporation	Canada	32.2%	Holding Co.
Chapais Electrique Limitee	Canada	100%
Country Lane Enterprises Ltd.
Mississagua Executive Enterprises Ltd.	Ontario Canada	50%	Real Estate Dev.
P.T. Sun Life Financial Indonesia	Indonesia	96%	Insurance
P.T. Sun Life Indonesia Services	Indonesia	100%	non-regulated service
PT.CIMB Sun Life	Indonesia	49%	Insurance
P.T. Sun Life Financial Indonesia	Indonesia	4%	Insurance
PVI Sun Life Insurance Company Limited		49%
PVS Preferred Vision Services Inc.	Canada	40%	Vision Services
SECLON Inc.	Canada	30%	Intellectual Property Co.
seclonLogic Inc.	Canada	30%	Consulting/Marketing
SLF of Canada UK Limited	England-Wales	100%	Holding Co.
SLFC Holdings (UK) Limited	England-Wales	100%	Holding Co.
Barnwood Property Group Limited	England-Wales	0.05%
Barnwood Properties Limited	England-Wales	0.05%
Laurtrust Limited	England-Wales	100%
SLFC Assurance (UK) Limited		100%
Sun Life Assurance Company of Canada (U.K.) Limited	England-Wales	100%	Insurance
Barnwood Property Group Limited	England-Wales	99.95%
Barnwood Properties Limited	England-Wales	99.95%
SLFC Services Company (UK) Limited	England-Wales	100%	non-regulated service
Sun Life Financial of Canada UK Limited	England-Wales	100%	Holding Co.
Sun Life of Canada UK Holdings Limited	England-Wales	100%	Holding Co.
Confederation Life Insurance Company (U.K.) Limited	Endland-Wales	100%	Inactive
Sun Life Financial of Canada Trustee Limited	England-Wales	100%	Trust Co.
Sun Life (India) AMC Investments Inc.	Canada	100%	Holding Co.
Birla Sun Life Asset Management Company Limited	India	49%	Mutual Fund Mgt. Co.
Aditya Birla Sun Life Asset Management Company Ltd.	Singapore	100%	Holding Co.
Aditya Birla Sun Life Asset Management Company Pte. Ltd.	Singapore	100%	Holding Co.
Birla Sun Life AMC (Mauritius) Limited	Mauritius	100%	Holding Co.
India Advantage Fund Limited	Mauritius	100%	Holding Co.
Birla Sun Life Trustee Company Private Limited	India	49%	Birla Funds Trustee
Sun Life (India) Distribution Investments Inc.	Canada	100%	Holding Co.
Sun Life (Luxemborg) Finance No. 2 Sarl	Luxemborg	100%	Other
Sun Life Assurance Company of Canada (Barbados) Limited	Barbados	100%	Insurance
Sun Life Capital Trust	Ontario	100%	Issuer of Trust Units
Sun Life Capital Trust II	Ontario	100%	Issuer of Trust Units
Sun Life Everbright Life Insurance Company Limited	China	24.99%	Insurance
Sun Life Everbright Asset Management Co., Ltd.	China	99%	Insurance
Sun Life Financial (India) Insurance Investments Inc.	Canada	100%	Holding Co.
Birla Sun Life Insurance Company Limited	India	26%	Insurance
Sun Life Financial Advisory Inc.	Canada	100%	Distribution Co.
Sun Life Financial Asia Services Limited	Hong Kong	100%	Other
Sun Life Financial Distributors (Bermuda) Ltd.	Bermuda	100%	Insurance Dist. Co.
Sun Life Financial Distributors (Canada) Inc.	Canada	100%	Insurance Dist. Co.
Sun Life Financial Investment Services (Canada) Inc.	Canada	100%	Inv. Fund Dealer
Sun Life Financial Investments (Bermuda) Ltd.	Bermuda	100%	Issuer of Inv. Contracts
Sun Life of Canada (U.K.) Overseas Investment Limited	England-Wales	100%	Holding Co.
Sun Life of Canada (Netherlands) B.V.	Netherlands	50%	Holding co.
Sun Life Financial Philippine Holding Company, Inc.	Philippines	100%	Holding Co.
Sun Life Grepa Financial, Inc.	Philippines	49%	Insurance
Great Life Financial Assurance Corporation		100%	Insurance
Grepa Realty Holdings Corporation		51%
Grepalife Asset Management Corporation		100%
Sun Life of Canada (Philippines), Inc.	Philippines	100%	Insurance
MINT Financial & Insurance Agency Inc.	Philippines	50%	Distribution
Sun Life Asset Management Company, Inc.	Philippines	100%	Portfolio Manager
Sun Life Financial - Philippines Foundation Inc.	Philippines	100%	non-life regulated co.
Sun Life Financial Plans, Inc.	Philippines	100%	Portfolio Manager
Sun Life Prosperity Dollar Abundance Fund, Inc.	Philippines	26.54%	Open End Invest. Co.
Sun Life Prosperity Dynamic Fund, Inc.	Philippines	100%	Open End Invest. Co.
Sun Life Prosperity GS Fund, Inc.	Philippines	27.12%	Open End Invest. Co.
Sun Life Prosperity Money Market Fund, Inc.	Philippines	53.08%	Open End Invest. Co.
Sun Life Financial Trust Inc.	Canada	100%	non-regulated co.
Hillcrest IV Properties Inc.	Ontario	100%	Inactive
Sun Life Hong Kong Limited	Bermuda	100%	Insurance
Sun Life Financial (Hong Kong) Limited	Bermuda	100%	Insurance in Hong Kong
Sun Life Hong Kong Advisory Limited	Hong Kong	100%	non-regulated co.
Sun Life Hong Kong Services Limited	Hong Kong	100%	Inactive
Sun Life Trustee Company Limited	Hong Kong	100%	Pensions
Sun Life India Service Centre Private Limited	India	100%	Business Services
Sun Life Information Services Canada, Inc.	Canada	100%	Business Services
Sun Life Information Services Ireland Limited	Ireland	100%	Off Shore Tech. Centre
Sun Life Insurance (Canada) Limited	Canada	100%	Insurance
SLI General Partner Limited	Canada	100%	Holding Co.
SLI Investments LP	Manitoba	0.1%	Holding Co.
SLI Investments LP	Manitoba	99.9%	Holding Co.
6425411 Canada Inc.	Canada	100%	Holding Co.
Sun Life Investments LLC		100%
Sun Life of Canada (Netherlands) B.V.	Netherlands	50%	Holding co.
Sun Life of Canada International Assurance Limited	Barbados	100%	Insurance

1   Separate financial statements are filed with SEC.
2   Consolidated financials are filed with SEC.

*
Pursuant to State Law, shares must be held by individuals, all of whom are officers of Independent Financial Marketing Group, Inc. or the entity in question, or both. If any of these individuals ceases to be so employed, the shares revert to the company at issue.

**	Sun Life Assurance Company of Canada holds 32.72% Class "C" non-voting shares of India Advantage Fund Limited.